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                                                                     EXHIBIT 5.1


                          GIBSON, DUNN & CRUTCHER LLP
                                     LAWYERS
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                   ----------
            333 SOUTH GRAND AVENUE LOS ANGELES, CALIFORNIA 90071-3197
                                  (213)229-7000
                               WWW.GIBSONDUNN.COM

                                November 17,2003


Direct Dial                                                           Client No.
(213) 229-7000                                                     C 03702-00015

Fax No.
(213) 229-7520

Apria Healthcare Group, Inc.
26220 Enterprise Court
Lake Forest, CA 92630


      Re:   Apria Healthcare Group, Inc.
            Registration Statement on Form S-3

Dear Ladies and Gentlemen:

      We have acted as counsel to Apria Healthcare Group Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), in connection with the public offering by the selling holders of up to $250,000,000 aggregate principal amount of the Company's 3 3/8% Convertible Senior Notes due 2033 (the "Notes") and the associated shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), that may be issued upon the surrender and conversion of the Notes (the "Shares"). The Notes and the Shares are being registered pursuant to the Registration Rights Agreement among the Company, Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, filed as
Exhibit 4.4 to the Registration Statement.

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

      LOS ANGELES   NEW YORK   WASHINGTON, D.C.   SAN FRANCISCO   PALO ALTO
     LONDON   PARIS   MUNICH   ORANGE COUNTY   CENTURY CITY   DALLAS  DENVER

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Apria Healthcare Group, Inc.
November 17,2003
Page 2


      Based on our examination mentioned above, subject to the assumptions, qualifications and limitations stated herein and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that:

      1. The Notes are legal, valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers), general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

      2. The Shares, when issued upon conversion and in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable shares of Common Stock.

      The Company is organized under the laws of the State of Delaware. We are not engaged in practice in the State of Delaware; however, we are generally familiar with the General Corporation Law of the State of Delaware (the "DGCL") as presently in effect and have made such inquiries as we consider necessary for the purpose of rendering this opinion with respect to a Delaware corporation. Subject to the foregoing, this opinion is limited to the laws of the State of New York and the DGCL in each case as enacted and presently in effect, and the facts as they presently exist. We express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion in the event of future changes to such laws, the interpretations thereof, or such facts. We express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, or provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

      We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission.


                                          Very truly yours,

                                          /s/ GIBSON, DUNN & CRUTCHER LLP

                                          GIBSON, DUNN & CRUTCHER LLP


JRH/GLS/JAL/TJS